EXHIBIT 10.2

FOURTH AMENDMENT TO LOAN AGREEMENT

     This Fourth Amendment to Loan Agreement (this “Agreement”) is entered into as of September 22, 2004, effective as of August 31, 2004 by and among SILICON VALLEY BANK (“Bank” or “Lender”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 1660 International Drive, Suite 600, McLean, Virginia 22102 and MANUGISTICS GROUP, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850 (the “Company”), MANUGISTICS, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850, and any Persons who are now or hereafter made parties to the Loan Agreement (as hereinafter defined) (each a “Borrower” and collectively, “Borrowers”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Loan Agreement dated January 14, 2003, (as may be amended from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Twenty Million Dollars ($20,000,000) (the “Revolving Facility”) which amount was reduced to Fifteen Million Dollars ($15,000,000) pursuant to that certain Third Amendment to Loan Agreement, dated March 31, 2004. In addition, pursuant to that certain Loan and Security Agreement dated April 12, 2002 by and among the Company, Manugistics, Inc. and Bank, Bank agreed to make an equipment line of credit (the “Equipment Facility”) to the Company, and Manugistics, Inc. in the maximum principal amount of Five Million Dollars ($5,000,000). Hereinafter, all indebtedness owing by Borrowers to Lender under the Revolving Facility shall be referred to as the “Indebtedness.” Capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to such terms in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness shall be secured by the Collateral upon the occurrence of a Financial Covenant Default as described in Section 4 of the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. MODIFICATIONS TO LOAN AGREEMENT.

          (a) Section 6.3 (b) of the Loan Agreement is amended and restated in its entirety as follows:

          6.3 Financial Covenants.

          Borrowers will maintain as of the last day of each fiscal quarter:

          (b) Tangible Net Worth. A Tangible Net Worth of at least $120,000,000 as of the quarters ending August 31, 2004, November 30, 2004, and February 28, 2005, and thereafter at such levels as agreed to by Bank based upon the Company’s projections which are delivered to Bank on or before March 31, 2005.

          (b) The definition of “Total Liabilities” set forth in Section 13.1 of the Loan Agreement is amended and restated in its entirety as follows:

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities of the Company and its consolidated Subsidiaries, including all Indebtedness, and the current portion of Subordinated Debt, if any, that Borrowers are allowed to pay under Section 7.8 hereof, but only to the extent the Borrowers have notified Bank in writing that they plan to make such a payment, but excluding all other Subordinated Debt and accruals related to restructuring and exit activities in an amount not to exceed Ten Million Dollars ($10,000,000) per fiscal quarter.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWERS. Borrowers agree that they have no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     This Agreement is executed as of the date first written above.

BORROWERS:

MANUGISTICS GROUP, INC.

By:	/s/ Raghavan Rajaji

Name: Raghavan Rajaji
Title: Executive Vice President and Chief Financial Officer

MANUGISTICS, INC.

By:	/s/ Raghavan Rajaji

Name: Raghavan Rajaji
Title: Executive Vice President and Chief Financial Officer

LENDER:

SILICON VALLEY BANK

By:	/s/ Megan Scheffel

Name: Megan Scheffel
Title: Vice President